Exhibit 1.1

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA S.A.

(a corporation (sociedad anónima) organized under the laws of the Republic of Argentina)

50,200,000 American Depositary Receipts

Representing

251,000,000 Ordinary Shares

UNDERWRITING AGREEMENT

Dated: October [●], 2017

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA S.A.

(a corporation (sociedad anónima) organized under the laws of the Republic of Argentina)

50,200,000 American Depositary Receipts

Representing

251,000,000 Ordinary Shares

UNDERWRITING AGREEMENT

October [●], 2017

Banco Bradesco BBI S.A.

Avenida Brigadeiro Faria Lima 3064

São Paulo, SP 01451-000, Brazil

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

Itau BBA USA Securities, Inc.

767 Fifth Avenue, 50th floor,

New York, New York 10153

Merrill Lynch, Pierce, Fenner & Smith

  Incorporated

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

as Representatives of the several Underwriters

Ladies and Gentlemen:

Loma Negra Compañía Industrial Argentina S.A., a corporation (sociedad anónima) organized under the laws of the Republic of Argentina (the “Company”), and Loma Negra Holding GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of the Republic of Austria, (the “Selling Shareholder”), confirm their respective agreements with Banco Bradesco BBI S.A. (“Bradesco”), Citigroup Global Markets Inc. (“Citi”), HSBC Securities (USA) Inc. (“HSBC”), Itau BBA USA Securities, Inc. (“Itaú BBA”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Morgan Stanley & Co. LLC (“Morgan Stanley”) and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Bradesco, Citi, HSBC, Itaú BBA, Merrill Lynch and Morgan Stanley are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the Selling Shareholder, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of American Depositary Shares of the Company (“ADSs”), each representing five of the Company’s ordinary shares, par value Ps.0.10 per share (the “Ordinary Shares”) as set forth in Schedules A and B hereto and (ii) the grant by the Selling Shareholder to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 7,530,000 additional ADSs as set forth in Schedules A and B hereto. The offering referred to herein consists of a concurrent international offering of the ADSs in the United States and other countries outside Argentina and an offering of New Ordinary Shares (as defined below) in Argentina. The aggregate of 50,200,000 ADSs as described in subsection (i) above (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 7,530,000 ADSs as described in subsection (ii) above subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.” The Initial Securities and the Option Securities shall be offered by the Underwriters in the United States and other countries outside of Argentina. The Ordinary Shares represented by the Initial Securities are hereinafter called the “Initial Shares” and the Ordinary Shares represented by the Option Securities are hereinafter called the “Option Shares”, and the Initial Shares and the Option Shares are herein collectively called the “Shares.”

The Ordinary Shares offered outside Argentina will be represented by ADSs and are to be deposited pursuant to a deposit agreement (the “Deposit Agreement”), to be dated on or prior the Closing Time (as defined in Section 2(c) hereof), among the Company, Citibank, N.A., as depositary (the “Depositary”), and holders and beneficial holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive five Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company has entered into an Argentine placement agency agreement (the “Argentine Placement Agency Agreement”), dated as of the date hereof and governed by Argentine law, with the local placement agent named therein (the “Argentine Placement Agent”) for the concurrent offer and sale by the Company in Argentina of New Ordinary Shares (the “Argentine Offering”) and payments with respect to such offer and sale in Argentina will be made pursuant to the provisions of the Argentine Placement Agency Agreement. In connection with the Argentine Offering, the Company has prepared a prospectus, in Spanish, dated [●], 2017 (the “Argentine Prospectus”).

In accordance with Argentine law, in order to complete the capital increase approved by the ordinary and extraordinary shareholders’ meeting of the Company dated July 3, 2017 and the resolutions of the board of directors of the Company dated on July 7, 2017 and September 22, 2017 (the “Capital Increase”) pursuant to which the Company approved the issuance of up to 30,000,000 new Ordinary Shares (the “New Ordinary Shares”), the Company has launched and will consummate a preemptive rights and accretion rights offer to its existing shareholders as described in the Registration Statement, the General Disclosure Package and the Prospectus (as defined below) (the “Preferential Subscription Rights”).

The Company and the Selling Shareholder understand that the Underwriters propose to make a public offering of the Securities outside of Argentina as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-220347), including the related preliminary prospectus, covering the registration of the offering of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule

430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, if any, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

Bradesco Securities Inc. is acting as placement agent for the Company, the Selling Shareholder and for Banco Bradesco BBI S.A. for the placement of Securities outside Brazil (including in the United States). It is understood that Banco Bradesco BBI S.A. will not be placing Securities in the United States. The parties hereto hereby agree that the benefits of the representations and warranties in Section 1, agreements in Sections 2, 3, 4 and 5 and the indemnification provisions in Sections 6 and 7, shall inure to the benefit of Bradesco Securities Inc. as placement agent.

As used in this Agreement:

“Applicable Time” means [●] [P./A.]M., New York City time, on [●], 2017 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and, if the Company is selling Option Securities on a Date of Delivery (as defined below), as of any such Date of Delivery, and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with the offering of Securities and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or, if any Option Securities are sold on a Date of Delivery, at any such Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the Applicable Time, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package and (C) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or, if any Option Securities are sold on a Date of Delivery, at any such Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in (x) the 2nd paragraph (by Banco Bradesco BBI S.A. only), and (y) the 10th, 13th, 18th, 19th, 20th, 21st, 25th and 26th paragraphs (by any Underwriter), in both cases under the heading “Underwriting” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Company has made available the Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities. Each such Issuer Free Writing Prospectus complied in all respects with the 1933 Act and the 1933 Act Regulations and has been or will be (within the time period specified in Rule 433) filed in accordance with the 1933 Act and the 1933 Act Regulations (to the extent required thereby).

(iv) Certain Contents in the Registration Statement. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Legal Matters,” “Description of Capital Stock”, “Description of American Depositary Shares”, “Taxation,” “Anti-Money Laundering,” “Exchange Controls” and “Enforceability of Civil Liabilities”, insofar as such statements summarize statutes, regulations, agreements or documents (or portions thereof) discussed therein, are accurate and fair summaries of such legal matters, proceedings, statutes, regulations, agreements or documents (or portions thereof) in all material respects.

(v) Testing-the-Waters Materials. The Company (A) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule E hereto.

(vi) Registration Statement on Form F-6. A registration statement on Form F-6 (File No. 333-[●] in respect of the ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives has been declared effective by the Commission in such form; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”).

(vii) Registration Statement on Form 8-A. A registration statement on Form 8-A (File No. 001-[●]) in respect of the registration of the Shares and the ADSs under the Securities Exchange Act of 1934, as amended (the “1934 Act”), has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives has become effective in such form; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”).

(viii) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(ix) Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a)(19) of the 1933 Act (an “Emerging Growth Company”).

(x) Independent Accountants. Deloitte & Co. S.A., the independent registered public accounting firm that audited the consolidated financial statements of the Company and its subsidiaries as of December 31, 2016, 2015 and 2014 and for each of the three years in the period ended December 31, 2016, included in the Registration Statement, the General Disclosure Package and the Prospectus is an independent registered public accounting firm as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(xi) Consolidated Financial Statements; Non-IFRS Financial Measures. The consolidated financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated in all material respects and the statement of profit or loss and other comprehensive income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said consolidated financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(xii) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no change in the capital stock, short-term or long-term debt of the Company or any of its subsidiaries, nor any dividends, interest attributable to shareholders’ equity or other distributions declared, set aside for payment, paid or made by the Company on any class of capital stock, and there has been no material adverse change, nor any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise.

(xiii) Due Organization of the Company. The Company has been duly organized and is validly existing as a corporation (sociedad anónima) under the laws of the Republic of Argentina and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Deposit Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. For the purpose of this Agreement, the term “Material Adverse Effect” shall mean: (i) any material adverse change or any prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; and (ii) any material adverse effect on the ability of the Company or, to the extent applicable, of the Selling Shareholder, to perform its or their respective obligations under this Agreement, the Deposit Agreement or the Argentine Placement Agency Agreement, or to consummate any of the transactions contemplated thereby.

(xiv) Due Organization of Subsidiaries. Each subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (A) the Subsidiaries listed on Exhibit 21 to the Registration Statement and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” of the Company, as defined in Rule 1-02(w) of Regulation S-X under the 1933 Act.

(xv) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for the New Ordinary Shares to be issued under the Capital Increase). The outstanding Ordinary Shares of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholder, have been duly authorized and validly issued, are fully paid and non-assessable and are in compliance with Argentine laws, rules and regulations (including any requirements of the Comisión Nacional de Valores (the “CNV”) and the Bolsas y Mercados Argentinos S.A. (the “BYMA”) and in compliance with the U.S. laws, rules and regulations (including any requirements of the Commission and the NYSE), as applicable to the Company as a “foreign private issuer” within the meaning of Rule 405 under the 1933 Act and as an Emerging Growth Company. None of the outstanding Ordinary Shares of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholder, were issued in violation of the Preferential Subscription Rights or other preemptive, accretion or other similar rights of any securityholder of the Company.

(xvi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xvii) Authorization of Transaction Documents. The Deposit Agreement and the Argentine Placement Agency Agreement have been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery thereof by the other parties thereto, the Deposit Agreement will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(xviii) Deposit Agreement. Upon issuance by the Depositary of ADRs evidencing ADSs and the deposit of Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xix) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Selling Shareholder have been duly and validly issued, are fully paid and non-assessable, were not issued in violation of the Preferential Subscription Rights or other preemptive, accretion or other similar rights of any securityholder of the Company and are not subject to additional Preferential Subscription Right. The New Ordinary Shares to be issued by the Company in connection with the Capital Increase, including the Securities to be purchased by the Underwriters from the Company, have been duly authorized, and when issued and delivered against payment of the subscription price therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Securities contained in the Registration Statement; provided that the Capital Increase will be pending registration before the Public Registry of Commerce, which will occur after the Closing Time and in accordance with the CNV rules and other applicable regulations. The Securities conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such descriptions conform to the rights set forth in the instruments defining the same in all material respects. No holder of Securities will be subject to personal liability solely by reason of being such a holder.

(xx) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or that have been waived.

(xxi) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (including any requirements of the CNV and the BYMA) (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments, nor will result in any violation of any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except for such conflicts, breaches, defaults or Repayment Events or liens, charges, encumbrances or violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such actions result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xxii) Listing. The ADSs have been approved for listing on the New York Stock Exchange under the symbol “LOMA”, subject to notice of issuance. The Company is admitted to the public offering regime by the CNV and has applied to have the Ordinary Shares listed and traded on the BYMA.

(xxiii) Absence of Labor Dispute. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus under the heading, “Business—Legal and Regulatory Matters—Legal Proceedings,” no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(xxiv) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected to result in a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xxv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Argentine Placement Agency Agreement or the Deposit Agreement (including, for the avoidance of doubt, the issue and sale of the Ordinary Shares or the ADSs, for the deposit of the Ordinary Shares being deposited with the Depositary against issuance of ADRs evidencing the ADSs to be delivered), except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws, the rules of the Financial Institutions Regulatory Authority (“FINRA”), or the rules of the CNV or the BYMA or any laws of jurisdictions outside Argentina and the United States in connection with the purchase and distribution of the Ordinary Shares and ADSs by or for the respective accounts of the several Underwriters, excluding any filing, authorization, approval, consent, license, order, registration, qualification or decree the failure of which to obtain or make would not reasonably be expected to result in a Material Adverse Effect.

(xxvii) Possession of Licenses and Permits. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Risk Factors—Risks Relating to Our Business and Industry—Environmental, health and safety regulation may adversely affect our business” and “Risk Factors—Risks Relating to Our Business and Industry—Compliance with mining regulations or the revocation of our authorizations, licenses and concessions could adversely affect our operations and profitability” and “Business—Legal and Regulatory Matters—Environmental Regulations,” the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxviii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease; except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxix) Possession of Intellectual Property. Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and (ii) neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or invalidity or inadequacy.

(xxx) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxxi) Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(xxxii) Compliance with the Sarbanes-Oxley Act. The Company has taken all reasonably necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement as a foreign private issuer, and the Company is taking all reasonably necessary steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act when and to the extent such provisions become applicable to the Company following the effectiveness of the Registration Statement.

(xxxiii) Compliance with ERISA. Except as would not reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any member of a “Controlled Group” (defined as any controlled group of corporations or any group of trades or businesses, whether or not incorporated, that is treated as a single employer for purposes of Title IV of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that includes the Company has established, maintains, contributes to or has any liability (actual or contingent) with respect to (or has in the past six years established, maintained, contributed to or had any liability (actual or contingent) with respect to) any “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA, that is subject to Title IV of ERISA and (ii) neither the Company nor any of its subsidiaries has any liability (actual or contingent) with respect to any post-retirement welfare benefits under any “employee welfare benefit plan” (within the meaning of Section 3(1) of ERISA that is subject to ERISA).

(xxxiv) Payment of Taxes. Each of the Company and its subsidiaries has filed all federal, state, local and foreign tax returns that are required to be filed or has requested extensions thereof, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax assessment, interest, fine or penalty that is currently being contested in good faith and with respect to which adequate reserves have been provided in accordance with IFRS or which singly or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, and there has been no tax litigation, controversy, audit or other contingency, which has been determined adversely with respect to the Company or any of its subsidiaries, which has had (and to the knowledge of the Company, there is no potential tax litigation, controversy, audit or other contingency with respect to the Company or any of its subsidiaries, which could reasonably be expected to have) a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in accordance with IFRS in the applicable consolidated financial statements in respect of all material U.S., Argentine and other foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined.

(xxxv) Insurance. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Risk Factors—Risks Relating to Our Business and Industry—Our business is subject to a number of operational risks, which may adversely affect our business, financial condition and results of operations” and “Risk Factors— Risks Relating to Our Business and Industry—Our insurance coverage may not cover all the risks to which we may be exposed,” the Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxvi) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxvii) PFIC. Subject to the qualifications, limitations, exceptions and assumptions set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not believe that it was a Passive Foreign Investment Company (“PFIC”), as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its taxable year ended December 31, 2016, and the Company does not expect to be a PFIC for the taxable year ending December 31, 2017 or in the foreseeable future.

(xxxviii) FPI. The Company is a “foreign private issuer” within the meaning of Rule 405 under the 1933 Act.

(xxxix) Absence of Manipulation. Neither the Company nor, to the knowledge of the Company, any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xl) No Finder’s Fee. Except for this Agreement, the Argentine Placement Agency Agreement and the Engagement Letter, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Ordinary Shares and the Securities by the Company.

(xli) No Unlawful Payments. None of (A) the Company, any of its subsidiaries, or any of their directors (in their capacity as a director of the Company), officers or employees, (B) to the knowledge of the Company, any of the Company’s or any of its subsidiaries’ agents, or (C) to the knowledge of the Company, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Principal and Selling Shareholder—Controlling Shareholder,” any affiliate of the Company has taken or will take any action that would result in a violation by such persons of the Bribery Act 2010 of the United Kingdom, as amended (to the extent applicable) (the “U.K. Bribery Act”), the Argentine Anti-Corruption Laws (as defined below) or the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (to the extent applicable) (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of any applicable provision of the U.K. Bribery Act, the Argentine Anti-Corruption Laws, the FCPA or any other applicable anti-bribery or anti-corruption law; and the Company and its subsidiaries and, to the knowledge of the Company and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Principal and Selling Shareholder—Controlling Shareholder,” the affiliates of the Company have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith and with the representation and warranty contained herein. Neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering received by it in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws. “Argentine Anti-Corruption Laws” means: (i) Sections 256 to

268 (3) of the Argentine Criminal Code (Código Penal de la Nación Argentina); (ii) Argentine Law No. 25,188; (iii) Argentine National Decree No. 41/99; (iv) the anti-corruption conventions signed without reservations by Argentina, including: (a) the Inter-American Convention against Corruption (approved by Argentine Law No. 24,759), (b) the Convention on the Fight Against Bribery of Foreign Officials in International Business Transactions (OECD Anti-Bribery Convention) (approved by Argentine Law No. 25,319), (c) the United Nations Convention against Transnational organized Crime (approved by Argentine Law No. 25,632), (d) the United Nations Conventions against Corruption (approved by Argentine Law No. 26,097), (e) the Agreement for the Constitution of the International Academy against Corruption as an International Organization (approved by Argentine Law No. 26,890, and (v) any other applicable international or domestic anti-corruption or anti-bribery laws applicable in Argentina.

(xlii) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with (1) applicable financial recordkeeping and reporting requirements, including without limitation, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) and of the Currency and Foreign Transactions Reporting Act of 1970, as amended, (2) applicable requirements in Argentina in connection with the Money Laundering Law No. 25,246, as amended, Decree No. 290/2007, the Resolutions of the Financial Information Unit, Communications of the Argentine Central Bank, the rules of the CNV and any amendments thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Argentine Governmental Entity and (3) to the extent applicable, the money laundering statutes of all other jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (the foregoing clauses (1), (2) and (3), collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xliii) OFAC. None of (A) the Company, any of its subsidiaries or their directors, officers or employees, or (B) to the knowledge of the Company, no agent or affiliate of the Company or any of its subsidiaries, is an individual or entity (“Person”), or is owned or controlled by one or more Persons, currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions” and such Persons, “Sanctioned Persons”), nor located, organized or resident in a country or territory that is the subject of Sanctions (i.e., Crimea, Cuba, Iran, North Korea, Sudan and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”); and neither the Company nor its subsidiaries will, directly or indirectly, use the proceeds of the sale of the Securities to be received by it, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions or in any other manner that will result in a violation by any such Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Neither the Company nor its subsidiaries have engaged in during the past five years, are not now engaged in, and will not engage in, any dealings or transactions with, or for the benefit of any person that is, or at the time of the dealing or transaction or was, a Sanctioned Person, or with or in any Sanctioned Country, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of any person that is, or at the time of the dealing or transaction or was, a Sanctioned Person, or with or in a Sanctioned Country.

(xliv) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xlv) No Inconsistency. The Registration Statement, the General Disclosure Package and the Prospectus do not omit any material information about the Company’s operations and financial condition that is included in the Argentine Prospectus.

(xlvi) No Approvals Required for Distributions. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no approvals are currently required in Argentina in order for the Company to pay dividends, interest on shareholders’ equity or other distributions declared by the Company to the holders of Ordinary Shares, including the Depositary; and, except as described in the Registration Statement, the General Disclosure Package and the Prospectus under current laws and regulations of Argentina and any political subdivision thereof, any amounts payable with respect to the Ordinary Shares upon liquidation of the Company or upon redemption thereof and dividends, interest on shareholders’ equity and other distributions declared and payable on the Ordinary Shares may be paid by the Company to the Depositary in Pesos that may be converted into foreign currency and freely transferred out of Argentina, subject to the fulfillment of the filings with the Argentine Central Bank as required under Communication “A” 3602 and “A” 4237, as amended. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no such payments made to holders thereof or therein who are non-residents of Argentina are subject to income, withholding or other taxes under the laws and regulations of Argentina or any political subdivision or taxing authority thereof or therein, and, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, such payments will otherwise be free and clear of any other tax, duty, withholding or deduction in Argentina or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Argentina or any political subdivision or taxing authority thereof or therein, except that such payments of dividends may be subject to equalization tax in case such dividends exceed the previously taxed accumulated income, at a 35% on such excess, and that redemption of shares by the Company shall be subject to a 15% tax on the difference between the acquisition cost and the percentage net equity according to the last consolidated financial statements available prior to the redemption, in both cases the taxes shall be withheld by the Company.

(xlvii) Not Subject to Argentine Taxation. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Underwriters nor the non-Argentine holders of Ordinary Shares or Securities will be deemed resident, domiciled, carrying on business or subject to taxation in Argentina solely (i) with regards to the Underwriters, by virtue of the execution, delivery, performance or enforcement of this Agreement, or the transfer of, assignment of, receipt of, or receipt or making of payment with respect to, Ordinary Shares or Securities in connection herewith or therewith, other than a court tax of 3% of the amount in controversy imposed with respect to the initiation of any judicial proceeding to enforce this Agreement in the City of Buenos Aires; and (ii) with regards to the non-Argentine holders of Ordinary Shares or Securities, by virtue of the ownership or transfer of the Ordinary Shares or Securities or the receipt of payment for dividends or other distributions thereon.

(xlviii) No Immunity. The Company and its subsidiaries are subject to civil and commercial law and to suit, and neither the Company, nor its subsidiaries, nor any of its or their properties or assets has any right of immunity, on any grounds, from any action, suit or proceeding, from the giving of any relief in any such action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Argentine or U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter arising out of or relating to this Agreement or the Deposit Agreement.

(xlix) Indemnification and Contribution. The indemnification and contribution provisions set forth in Sections 6 and 7 hereof do not contravene Argentine law or public policy.

(l) Related Parties. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no material indebtedness (actual or contingent) and no contract or arrangement material to the Company is outstanding between the Company and any director or executive officer of the Company, any spouse, infant or child of such director or executive officer, or any company or undertaking in which such director or officer holds a controlling interest. There are no material relationships or transactions between the Company, on the one hand, and its affiliates, officers and directors or their shareholders, customers or suppliers, on the other hand, that are required to be disclosed but are not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(li) Taxes. There are no tax, duty, levy, impost, deduction, charge, withholding, stamp, documentary, registration or other issuance or transfer taxes or duties or other similar fees or charges (together, “Taxes”) required to be paid by or on behalf of the Underwriters to the government of Argentina or any political subdivision or taxing authority thereof on or in connection with (1) the issuance of the New Ordinary Shares by the Company, (2) the deposit with the Depositary of the New Ordinary Shares by the Company against the issuance of ADSs evidencing the New Ordinary Shares, (3) the sale, transfer and delivery by the Company of the New Ordinary Shares to or for the account of the Underwriters in manner contemplated by this Agreement, (4) the sale and delivery outside Argentina by the Underwriters of the Securities evidencing the New Ordinary Shares to the initial purchasers thereof in the manner contemplated by this Agreement, (5) the execution, delivery and performance of this Agreement and any related documents, or (6) any payment to be made pursuant to this Agreement.

(lii) Choice of Law; Submission to Jurisdiction. The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of Argentina and will be honored by the courts of Argentina, subject to compliance with the requirements set forth under the heading “Enforcement of Civil Liabilities” in the Registration Statement and provided it does not contravene Argentine principles of public policy (including Argentine Law No. 24,871) or good morals in Argentina or any political subdivision of Argentina, and provided, further, that the application of New York law will be preempted by applicable Argentine law in matters of bankruptcy, fraudulent conveyance, insolvency, reorganization (concurso preventivo), out-of-court restructuring agreement (acuerdo preventivo extrajudicial), moratorium and by laws of general applicability relating to or affecting enforcement of creditors’ rights generally or by principles of equity and that the applicable provisions of the laws of the state of New York shall be demonstrated in Argentina in accordance with Section 2595 of the Argentine Civil and Commercial Code. The submission by the Company to the jurisdiction of the U.S. federal or New York state courts identified in Section 17 of this Agreement constitute valid and legally binding obligations of the Company, and service of process effected in the manner set forth in this Agreement, assuming validity under the laws of the State of New York, will be effective, insofar as Argentine law is concerned, to confer valid personal jurisdiction over the Company. The Company has the power to designate, appoint and empower and pursuant to Section 17 of this Agreement has validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising from this Agreement in any U.S. federal or state court sitting in New York City.

(liii) Enforcement of Foreign Judgments. Pursuant to the terms of this Agreement and the Deposit Agreement, the Company has agreed to submit to the jurisdiction of any New York state or federal court in the City of New York in which the relevant suit or proceeding may be instituted. The enforcement of foreign judgments will be recognized by the Argentine Courts provided that the requirements of Articles 517 through 519 of the Civil and Commercial Procedure Code (approved by Law No. 17,454, as amended) are met, as follows: (a) the judgment, which must be final in the jurisdiction where rendered, was issued by a court competent in accordance with Argentine laws regarding conflict of laws and jurisdiction and other principles and rules of international law and resulted from (i) a personal action or (ii) an in rem action with respect to property which was transferred to Argentina during or after the prosecution of the foreign action; (b) the defendant against whom enforcement of the judgment is sought was personally served with the summons, and in accordance with due process of law, was given an opportunity to defend against the foreign action; (c) the judgment must be valid in the jurisdiction where rendered and its authenticity must be established in accordance with the requirements of Argentine law; (d) the judgment does not violate the principles of public policy of Argentine law (including Argentine Law No. 24,871); and (e) the judgment is not contrary to a prior or simultaneous judgment of an Argentine court. In addition, (i) in respect of any document in a language other than Spanish (including, without limitation a foreign judgment and other documents related thereto), a duly legalized translation by a sworn public translator into the Spanish language shall be submitted to the relevant court, (ii) the filing of claims with the Argentine judicial system shall be subject to the payment of a court tax to be paid by the person filing a claim and which tax rates vary from one jurisdiction to another (the current court tax in the courts sitting in the City of Buenos Aires is levied at a rate of 3% of the amount claimed in conformity with Article 2 of Argentine Law No. 23,898, and (iii) pursuant to Argentine Law No. 26,589, as amended, certain mediation procedures must be exhausted prior to the initiation of lawsuits in Argentina (with the exception, among others, of bankruptcy and executory proceedings, which executory proceedings include the enforcement of foreign judgments, in which case mediation procedures remain optional for the plaintiff).

(liv) Proper Legal Form. This Agreement and the Deposit Agreement, upon the due execution and delivery thereof, were or will be in proper legal form under the laws of Argentina for the enforcement thereof in Argentina against the Company and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or the Deposit Agreement in Argentina or any political subdivision thereof that it be filed or recorded or enrolled with any court or authority in Argentina or any political subdivision thereof or that any Tax be paid in Argentina or any political subdivision thereof, except as described in subsection (liii) above.

(lv) Argentine Legal Matters. The statements included in the Registration Statement, the General Disclosure Package and the Prospectus, describing the laws, regulations and rules of Argentina, including Argentine tax laws, and legal conclusions with respect thereto, fairly and accurately summarize the matters referred to therein in all material respects.

(lvi) Mineral Reserve Information. The estimates of proven and probable mineral reserves, along with the particular characteristics of such reserves, of the Company and its subsidiaries included in the General Disclosure Package and the Final Prospectus as of its date and the Closing Time (the “Mineral Reserve Information”), represent reasonable estimates of such information by qualified engineers and geologists in all material respects, based upon reasonable assumptions, as of the respective dates indicated.

(lvii) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Prospectus or the General Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed not in good faith.

(b) Representations and Warranties by the Selling Shareholder. The Selling Shareholder represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

(i) Accurate Disclosure. Neither the General Disclosure Package nor the Prospectus or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties made in this Section shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with Underwriter Information; the Selling Shareholder is not prompted to sell the Securities to be sold by the Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the General Disclosure Package or the Prospectus.

(ii) No Undisclosed Information. The Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1(a) of this Agreement are not true and correct.

(iii) No Inconsistency. The Registration Statement, the General Disclosure Package and the Prospectus do not omit any material information about the Company’s operations and financial condition and the Selling Shareholder that is included in the Argentine Prospectus.

(iv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(v) Authorization of Transaction Documents. The Argentine Placement Agency Agreement has been duly authorized, executed and delivered by the Selling Shareholder.

(vi) Noncontravention. The execution and delivery of this Agreement and the sale and delivery of the Securities to be sold by the Selling Shareholder, the consummation of the transactions contemplated herein and compliance by the Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax (except as described in subsection (xxv) below, lien, charge or encumbrance upon the Securities to be sold by the Selling Shareholder or any property or assets of the Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder may be bound, or to which any of the property or assets of the Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of the Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Shareholder or any of its properties (except for such violations as would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the ability of the Selling Shareholder to perform its obligations under this Agreement or to consummate any of the transactions contemplated thereby to be performed by the Selling Shareholder).

(vii) Valid Title. The Selling Shareholder has, and at the Closing Time and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, will have, valid title to the Securities to be sold by the Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances, with no violation of any preemptive, first refusal or other similar rights of any shareholder of the Company, and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder or a valid security entitlement in respect of such Securities.

(viii) Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, in the form of ADSs, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Securities is unnecessary because such Securities are already in possession of Cede or such nominee), registration of such Securities, in the form of ADSs, in the name of Cede or such other nominee (unless registration of such Securities is unnecessary because such Securities are already registered in the name of Cede or such nominee), and the crediting of such Securities on the books of DTC to the securities account (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”), to such Securities), (A) under Section 8-501 of the UCC, such Underwriters will acquire a “security entitlement” in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (I) the Ordinary Shares underlying the Securities will have been registered in the name of the Depositary (or its Argentine representative) on the Company’s share registry run by Caja de Valores S.A. in accordance with its certificate of incorporation, bylaws and applicable law and the Securities will have been registered in the name of Cede or such other nominee, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the account of such several Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to such Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of such Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary.

(ix) Absence of Manipulation. The Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which constituted or would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(x) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required for the performance by the Selling Shareholder of its obligations hereunder or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Deposit Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of FINRA or the rules of the CNV or the BYMA.

(xi) No Registration or Other Similar Rights. The Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.

(xii) No Free Writing Prospectuses. The Selling Shareholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Securities.

(xiii) No Association with FINRA. Neither the Selling Shareholder nor to its knowledge any of its controlled affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(xiv) No Finder’s Fee. Except for this Agreement and the Engagement Letter, there are no contracts, agreements or understandings between the Selling Shareholder and any person that would give rise to a valid claim against the Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Securities by the Selling Shareholder.

(xv) No Plan to Dispose of Capital Stock. The Selling Shareholder has no present plan to dispose of the remainder of its capital stock in the Company within five years of the date hereof.

(xvi) Arrangements with Third Parties. (i) No person has the right, contractual or otherwise, to cause the Selling Shareholder to sell to it any of the shares of any capital stock or other equity interests of the Company owned by such Selling Shareholder, including any of the Ordinary Shares owned by such Selling Shareholder, and (ii) no person has any preemptive rights, resale rights, co-sale or rights of first refusal, options, warrants, or other rights to purchase, or convert or exchange any securities for any shares of any capital stock or other equity interests of the Company owned by such Selling Shareholder, including any of the Ordinary Shares, in the case of each of the foregoing clauses (i) and (ii), whether as a result of the sale of the ADSs as contemplated pursuant to the General Disclosure Package or otherwise. The Selling Shareholder has no options, warrants or other rights to purchase, or rights to convert any securities for shares of capital stock of or ownership interests in the Company or any of its subsidiaries, including the Securities.

(xvii) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Selling Shareholder, threatened, against or affecting the Selling Shareholder or any of its subsidiaries, which would reasonably be expected to result in a Material Adverse Effect.

(xviii) No Immunity. The Selling Shareholder is subject to civil and commercial law and to suit, and neither the Selling Shareholder nor any of its properties or assets has any right of immunity, on any grounds, from any action, suit or proceeding, from the giving of any relief in any such action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Austrian, Argentine or U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter arising out of or relating to this Agreement.

(xix) Choice of Law; Submission to Jurisdiction. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Austria and will be honored by the courts of Austria, subject to Austrian public policy (ordré public). The submission by the Selling Shareholder to the jurisdiction of the U.S. federal or New York state courts identified in Section 17 of this Agreement constitute valid and legally binding obligations of the Selling Shareholder, and service of process effected in the manner set forth in this Agreement, assuming validity under the laws of the State of New York, will be effective, insofar as Austrian law is concerned, to confer valid personal jurisdiction over the Selling Shareholder. The Selling Shareholder has the power to designate, appoint and empower and pursuant to Section 17 of this Agreement has validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising from this Agreement in any U.S. federal or state court sitting in New York City.

(xx) Enforcement of Foreign Judgments. Pursuant to the terms of this Agreement and the Deposit Agreement, the Selling Shareholder has agreed to submit to the jurisdiction of any New York state or federal court in the City of New York in which the relevant suit or proceeding may be instituted; provided, however, that the courts of Austria will not recognize a judgement obtained in a New York state court or federal court sitting in the City of New York. Therefore, with regard to enforcement in Austria, re-litigation in courts whose judgments are recognized by courts of Austria would be necessary.

(xxi) Proper Legal Form. This Agreement and the Deposit Agreement, upon the due execution and delivery thereof, were or will be in proper legal form under the laws of Austria for the enforcement thereof in Austria against the Selling Shareholder and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or the Deposit Agreement in Austria or any respective political subdivision thereof that it be filed or recorded or enrolled with any court or authority in Austria or any respective political subdivision thereof or that any Tax be paid in Austria or any respective political subdivision thereof, except as described in subsection (xx) above or separately agreed in writing among the Underwriters and the Selling Shareholder.

(xxii) No Unlawful Payments. None of (A) the Selling Shareholder, any of its subsidiaries, or any of their directors, officers or employees, (B) to the knowledge of the Selling Shareholder, any of their agents, or (C) to the knowledge of the Selling Shareholder, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Principal and Selling Shareholder—Controlling Shareholder,” any affiliate of the Selling Shareholder has taken or will take any action, directly or indirectly, that would result in a violation by such persons of the U.K. Bribery Act (to the extent applicable), the Argentine Anti-Corruption Laws or the FCPA (to the extent applicable), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of any applicable provision of the U.K. Bribery Act, the Argentine Anti-Corruption Laws, the FCPA or any other applicable anti-bribery or anti-corruption law; and the Selling Shareholder and its subsidiaries and, to the knowledge of the Selling Shareholder and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Principal and Selling Shareholder—Controlling Shareholder,” the affiliates of the Selling Shareholder, have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith and with the representation and warranty contained herein. The Selling Shareholder will not use, directly or indirectly, the proceeds of the offering received by it in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(xxiii) Money Laundering Laws. The operations of the Selling Shareholder and its subsidiaries are and have been conducted at all times in compliance with applicable Money Laundering Laws; and no action, suit or proceeding by or before any Governmental Entity involving the Selling Shareholder or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Selling Shareholder, threatened.

(xxiv) OFAC. None of (A) the Selling Shareholder, any of its subsidiaries or their directors, officers or employees, or (B) to the knowledge of the Selling Shareholder, no agent or affiliate of the Selling Shareholder or any of its subsidiaries, is a Person, or is owned or controlled by one or more Persons, currently the subject or target of any Sanctions, nor located, organized or resident in a Sanctioned Country; and the Selling Shareholder will not directly or indirectly use the proceeds of the sale of the Securities to be received by it, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to knowingly fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Neither the Selling Shareholder nor its subsidiaries have engaged in during the past five years, are not now engaged in, and will not engage in, any dealings or transactions with, or for the benefit of, any person that is, or at the time of the dealing or transaction or was, a Sanctioned Person, or with or in any Sanctioned Country, nor does the Selling Shareholder or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of any person that is, or at the time of the dealing or transaction or was, a Sanctioned Person, or with or in a Sanctioned Country.

(xxv) Argentine Capital Gains Tax. According to the Argentine Income Tax Law, as amended by Argentine Law No. 26,893, Resolution No. 4094E and Resolution No. 4095E of the Argentine Tax Authority and any other related Argentine income tax laws and regulations (the “Argentine Capital Gains Tax”), the payment of the Argentine Capital Gains Tax by any Underwriter with respect to the sale of Securities under this Agreement is suspended.

(xxvi) Preferential Subscription Rights. The Selling Shareholder will not exercise its Preferential Subscription Rights with respect to the New Ordinary Shares.

(c) Officer’s Certificates. Any certificate signed by any duly authorized officer of the Company or the Selling Shareholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Selling Shareholder, as the case may be, to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Shareholder, severally and not jointly, agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Shareholder, at the price per ADS set forth in Schedule A, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or the Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional ADSs.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholder hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 7,530,000 ADSs, as set forth in Schedule B, at the price per ADS set forth in Schedule A, less an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Selling Shareholder setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and Date of Delivery. Any such Date of Delivery shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional ADSs.

(c) Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholder, at [    ]:00 [A.][P.]M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and the Selling Shareholder (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholder, on each Date of Delivery as specified in the notice from the Representatives to the Company and the Selling Shareholder.

Payment shall be made to the Company and the Selling Shareholder by wire transfer of immediately available funds to bank accounts designated by the Company and the Selling Shareholder, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Bradesco, Citi, HSBC, Itaú BBA, Merrill Lynch or Morgan Stanley, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Company and the Selling Shareholder. The Company and, solely with respect to subsections (h), (i), (l), (o), (p) and (r) below, the Selling Shareholder, covenant with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments regarding the Registration Statement from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Securities on the New York Stock Exchange. The Company will use its reasonable best efforts to effect and maintain the listing and trading of the Ordinary Shares on the BYMA and to maintain the registration of the Company with the CNV.

(h) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company and the Selling Shareholder will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any ADSs or Ordinary Shares or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the ADSs or Ordinary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of ADSs or Ordinary Shares or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, the Ordinary Shares to be sold under the Preferential Subscription Rights or under the Argentine Placement Agency Agreement, (B) any ADSs or Ordinary Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any ADSs or Ordinary Shares issued or options to purchase ADSs or Ordinary Shares granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (D) any ADSs or Ordinary Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus.

(i) Use of Proceeds. The Selling Shareholder and the Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(j) Lock-up Waiver. If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up agreement described in Section 5(q) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit E hereto through a major news service at least two business days before the effective date of the release or waiver.

(k) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(l) Issuer Free Writing Prospectuses. Each of the Company and the Selling Shareholder agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. Each of the Company and the Selling Shareholder, severally and not jointly, represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m) Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(n) Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the completion of (i) completion of the distribution of the Securities within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 3(h).

(o) Deposit of Shares. The Selling Shareholder and the Company agree, prior to each Date of Delivery, to deposit Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing ADSs will be issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at such Date of Delivery in accordance with Schedules A, B and C-1 hereto.

(p) Taxes. Each of the Company and the Selling Shareholder agree, severally and not jointly, to indemnify and hold each of the Underwriters harmless against any tax, duty, levy, impost, deduction, charge, withholding, documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Ordinary Shares and ADSs to be sold by the Company and the Selling Shareholder, as applicable, and the execution and delivery of this Agreement and the Deposit Agreement. All payments to be made by the Company and the Selling Shareholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges imposed by the Argentine government or any political subdivision or taxing authority thereof or therein or any other taxing jurisdiction by reason of a connection between the Company or the Selling Shareholder and the taxing jurisdiction (other than entering into this Agreement and receiving payments hereunder), unless the Company or the Selling Shareholder are compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company and the Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, provided, however, that no such additional amounts shall be payable on (i) any taxes, duties, or governmental charges imposed on an Underwriter by reason of any present or former connection between the Underwriter and any taxing jurisdiction other than entering into this Agreement and receiving payments hereunder or (ii) any taxes imposed by reason of the Underwriter’s failure to comply with any certification, identification, information, documentation or other reporting requirement if such compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of, withholding or deduction for which the Company and the Selling Shareholder are required to pay additional amounts pursuant to this Section, provided, however, that the exclusion set forth in this subclause (ii) shall not apply in respect of any certification, identification, information, documentation or other reporting requirement if such requirement would be materially more onerous, in form, in procedure or in the substance of information disclosed, than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms W-8N and W-9).

(q) Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(r) No Other Prospectus. Each of the Company and the Selling Shareholder agrees not to, at any time prior to the last Date of Delivery under this Agreement, directly or indirectly, offer or sell any Shares or ADSs by means of any “prospectus” (within the meaning of the 1933 Act), or use any “prospectus” (within the meaning of the 1933 Act) in connection with the offer or sale of the Ordinary Shares or ADSs, in each case other than the Prospectus and the Argentine Prospectus.

SECTION 4. Payment of Expenses.

(a) Expenses. Each of the Company and the Selling Shareholder, severally and not jointly, will pay or cause to be paid all duly documented and reasonable expenses incident to the performance of the obligations of the Company and the Selling Shareholder under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including consolidated financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives designate, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses relating to any investor presentations or any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company, the Underwriters and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and the Ordinary Shares on BYMA and the registration of the Ordinary Shares for public offering with the CNV, (x) the fees and disbursements of counsel for the Underwriters, (xi) any transfer taxes on the sale by the Selling Shareholder of the Securities to the Underwriters and (xii) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the fourth sentence of Section 1(a)(ii).

(b) Expenses of the Selling Shareholder. The Selling Shareholder will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of its counsel and other advisors.

(c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iv), Section 10 or Section 11 hereof, the Company and the Selling Shareholder shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

(d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholder may make for the sharing of such costs and expenses.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholder contained herein (which shall be true and correct as of the date hereof and as of the Closing Time) or in certificates of any officer of the Company or any of its subsidiaries or on behalf of the Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b) Opinion of U.S. Counsel for the Company and the Selling Shareholder. At the Closing Time, the Representatives shall have received the opinion and negative assurance letter, dated the Closing Time, of White & Case LLP, United States counsel for the Company and the Selling Shareholder, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters substantially to the effect set forth in Exhibit A hereto.

(c) Opinion of Argentine Counsel for the Company and the Selling Shareholder. At the Closing Time, the Representatives shall have received the opinion and negative assurance letter, dated the Closing Time, of Marval, O’Farrell & Mairal, Argentine counsel for the Company and the Selling Shareholder, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters substantially to the effect set forth in Exhibit B hereto.

(d) Opinion of Austrian Counsel for the Selling Shareholder. At the Closing Time, the Representatives shall have received the opinion and negative assurance letter, dated the Closing Time, of Grama Schwaighofer Vondrak Rechtsanwälte GmbH, Austrian counsel for the Selling Shareholder, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters substantially to the effect set forth in Exhibit C hereto.

(e) Opinion of U.S. Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion and negative assurance letter in form and substance satisfactory to the Underwriters, dated the Closing Time, of Davis Polk & Wardwell LLP, United States counsel for the Underwriters.

(f) Opinion of Argentine Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion and negative assurance letter in form and substance satisfactory to the Underwriters, dated the Closing Time, of Pérez Alati, Grondona, Benites, Arntsen & Martínez de Hoz, Argentine counsel for the Underwriters.

(g) Opinions from Counsel for Depositary. At the Closing Time, the Representatives shall have received from Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, such written opinion or opinions, dated the Closing Time, in form and substance satisfactory to the Representatives, substantially to the effect set forth in Exhibit F hereto.

(h) Officers’ Certificate of the Company. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions under this Agreement on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(i) Certificate of Selling Shareholder. At the Closing Time, the Representatives shall have received a certificate of an Attorney-in-Fact on behalf of the Selling Shareholder, dated the Closing Time, to the effect that (i) the representations and warranties of the Selling Shareholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) the Selling Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(j) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Co. S.A. a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the consolidated financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(k) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Deloitte & Co. S.A. a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (j) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(l) Chief Financial Officer Certificate. At the time of the execution of this Agreement and at the Closing Time, the Representatives shall have received a certificate of the Chief Financial Officer of the Company, dated as of such respective date, in form and substance satisfactory to the Underwriters.

(m) Approval of Public Offer and Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject to notice of issuance, and the underlying Ordinary Shares shall have been approved for public offering by the CNV and for listing and trading by the BYMA, subject only to official notice of issuance. The Securities will, as of the Closing Time, have been accepted for settlement through the facilities of DTC.

(n) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(o) Deposit of Shares. The Depositary shall have furnished or caused to be furnished to the Representatives at the Closing Time certificates satisfactory to the Representatives evidencing the deposit with it of the Ordinary Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Selling Shareholder at the Closing Time, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

(p) Effective Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect.

(q) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule D hereto.

(r) Argentine Closing. The closing of the placement of the Ordinary Shares in Argentina under the Argentine Placement Agency Agreement shall have occurred concurrently with the closing hereunder at the Closing Time.

(s) No Rated Securities. Neither the Company nor its subsidiaries have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating agency” (as defined in Section 3(a)(62) of the 1934 Act).

(t) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholder contained herein and the statements in any certificates furnished by the Company, any of its subsidiaries and the Selling Shareholder hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(l) hereof remains true and correct as of such Date of Delivery;

(ii) Certificate of Selling Shareholder. A certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of the Selling Shareholder confirming that the certificate delivered at the Closing Time pursuant to Section 5(i) remains true and correct as of such Date of Delivery;

(iii) Opinions. Such opinions from the legal advisors referred to in Section 5(b) through Section 5(f) hereof, each dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery;

(iv) Bring-down Comfort Letter. If requested by the Representatives, a letter from Deloitte & Co. S.A., in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(k) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery; and

(v) CFO Certificate. A certificate, dated such Date of Delivery, of the Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriters.

(u) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to reasonably evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(v) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Shareholder at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents, directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever (including, without limitation, any legal fees or other expenses reasonably incurred by any Underwriter in connection with defending or investigating any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company and the Selling Shareholder;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Underwriters by Selling Shareholder. The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above; provided, however, that the liability of the Selling Shareholder pursuant to this subsection (b) shall not exceed the proceeds received after underwriting commissions and discounts, but before expenses, from the sale of the Securities by the Selling Shareholder pursuant to this Agreement. Notwithstanding the foregoing, the Selling Shareholder shall deliver to the Underwriters any such additional documentation and the Underwriters shall be entitled to such rights and conditions as may be separately agreed in writing among the Underwriters and the Selling Shareholder in connection with the indemnification by the Selling Shareholder of any amount of the Argentine Capital Gains Tax that is required to be paid by such Underwriter in connection with the sale of the Securities by the Selling Shareholder to the Underwriters as contemplated in this Agreement.

(c) Indemnification of Company and Selling Shareholder. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Selling Shareholder and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information; provided, however, that the aggregate liability of each Underwriter hereunder shall in no event exceed such Underwriter’s net underwriting discounts and commissions (after deducting taxes and expenses) with respect to the sale of the Securities hereunder.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) and 6(b) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company and the Selling Shareholder, as applicable. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholder with respect to indemnification.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total gross proceeds from the offering of the Securities pursuant to this Agreement (before deducting taxes and expenses) received by the Company and the Selling Shareholder, on the one hand, and the net underwriting discount (after deducting taxes and expenses) received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the net underwriting commissions (after deducting taxes and expenses) received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. The Underwriters’ obligation in this Section 7 to contribute are several in proportion to their respective purchase obligation and not joint.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Shareholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholder with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholder submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling the Selling Shareholder and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholder, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in Argentina, the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective material adverse change in U.S. or Argentine or international political, financial or economic conditions or currency exchange rates or foreign exchange controls, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, whether in the primary market or in respect of dealings in the secondary market, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, the

New York Stock Exchange, the CNV or the BYMA, (iv) if trading generally on the NYSE MKT, the New York Stock Exchange, or the BYMA has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in Argentina, the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by any Argentine, U.S. Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company and the Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Default by the Selling Shareholder. If the Selling Shareholder shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell and deliver the number of Securities which the Selling Shareholder is obligated to sell hereunder, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the Selling Shareholder, (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7, 8, 15, 16 and 17 shall remain in full force and effect. No action taken pursuant to this Section 11 shall relieve the Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by the Selling Shareholder as referred to in this Section 11, each of the Representatives shall have the right to postpone the Closing Time or any Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Banco Bradesco BBI S.A., Avenida Brigadeiro Faria Lima 3064, São Paulo, SP 01451-000, Attention: Glenn Mallett (facsimile: +55 11 3847 9856); to Citigroup Global Markets Inc., 388 Greenwich Street New York, New York 10013, Attention: General Counsel (facsimile: (646) 291-1469); to HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, New York 10018, Attention: ECM Syndicate Desk; to Itau BBA USA Securities, Inc., 767 Fifth Avenue 50th Floor, New York, New York 10153, Attention: Steven M. Hurwitz (facsimile: + 1 (212) 838-4624); to Merrill Lynch at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730), and to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to Legal Department; and notices to the Company shall be directed to it at Reconquista 1088, 7th floor, Ciudad Autónoma de Buenos Aires, Argentina, C1003ABQ, attention of Sergio D. Faifman and Marcos I. Gradin (facsimile: +1 (54) 11 4312-6491); and notices to the Selling Shareholder shall be directed to it at Hohenstaufengasse 10, 3. Stock 1010 Wien, Vienna, attention of Armando Sérgio Antunes da Silva.

SECTION 13. No Advisory or Fiduciary Relationship. Each of the Company and the Selling Shareholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or any Selling Shareholder, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, any of its subsidiaries or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Selling Shareholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and each of the Company and the Selling Shareholder has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. TRIAL BY JURY. THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES), THE SELLING SHAREHOLDER AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction (including for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”)) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each of the Company and the Selling Shareholder irrevocably appoints C T Corporation System, located at 111 Eighth Avenue, New York, NY, 10011 as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21. Judgment Currency.

(a) The Company and the Selling Shareholder, severally and not jointly, agree to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase U.S. dollars with the amount of the judgment currency actually received by the Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholder, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(b) The Company and the Selling Shareholder further agree that, notwithstanding any applicable restriction or prohibition on access to the foreign exchange market in Argentina, any and all amounts payable by the Company or the Selling Shareholder to the Underwriters and/or any Indemnified Party hereunder shall be paid in U.S. dollars. In the event of the existence of any such restriction or prohibition, the Company or each Selling Shareholder shall, at its own expense, obtain U.S. dollars to satisfy its payment obligations hereunder, to the extent permitted by applicable law, by

(i) purchasing, with Argentine pesos, of any series of Argentine public debt instruments denominated in U.S. dollars or any other public or private bond or tradable security issued in Argentina and denominated in U.S. dollars, and subsequent transfer and sale of any such security, outside of Argentina, in exchange for U.S. dollars;

(ii) purchasing U.S. dollars in New York City, London or any other city or market in which U.S. dollars may be purchased, with any legal tender; or

(iii) acquiring U.S. dollars through any other legal mechanism for the acquisition of U.S. dollars in any exchange market.

In the event any of such transactions to obtain U.S. dollars is required to be undertaken by the Company or the Selling Shareholder, amounts due hereunder shall accrue interest until payment is made in U.S. dollars as set forth herein. Nothing contained herein shall relieve the Company or the Selling Shareholder of its obligation to make payments hereunder in U.S. dollars, for any reason whatsoever, including, without limitation, any of the following circumstances:

(i) the purchase of U.S. dollars in Argentina is more onerous or burdensome for the Company or the Selling Shareholder than as of the date hereof;

(ii) the exchange rate in effect in Argentina increases significantly from the rate in effect as of the date of the date hereof; or

(iii) the ability of the Company or the Selling Shareholder to satisfy its payment obligations hereunder in Argentine pesos, pursuant to Section 765 of the Argentine Civil and Commercial Code and/or any other applicable regulations or general principles under Argentine law.

(c) The Company and the Selling Shareholder hereby waives, to the fullest extent permitted by law, the right to invoke any defense of payment impossibility (including any defense under Section 1091 of the Argentine Civil and Commercial Code and/or any amendments and/or supplements to such regulations), impossibility of paying in U.S. dollars (assuming any liability for any force majeure or act of God), or right to pay in other currency other than U.S. dollars, including, without limitation, any legal currency in Argentina.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholder in accordance with its terms.

Very truly yours,

The Company

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA S.A.

By
Title:

The Selling Shareholder

LOMA NEGRA HOLDING GMBH

By
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

BANCO BRADESCO BBI S.A.
CITIGROUP GLOBAL MARKETS INC.
HSBC SECURITIES (USA) INC.
ITAU BBA USA SECURITIES, INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
MORGAN STANLEY & CO. LLC

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

BANCO BRADESCO BBI S.A.

By
Authorized Signatory

CITIGROUP GLOBAL MARKETS INC.

By
Authorized Signatory

HSBC SECURITIES (USA) INC.

By
Authorized Signatory

ITAU BBA USA SECURITIES, INC.

By
Authorized Signatory

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By
Authorized Signatory

MORGAN STANLEY & CO. LLC

By
Authorized Signatory

SCHEDULE A

The initial public offering price per ADS for the Securities shall be US$[●].

The purchase price per ADS for the Securities to be paid by the several Underwriters shall be US$[●], being an amount equal to the initial public offering price set forth above less US$[●] per ADS, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities
Banco Bradesco BBI S.A.
Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
Itau BBA USA Securities, Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC

Total	50,200,000

Sch A-1

SCHEDULE B

	Number of Initial Securities (ADSs) to be Sold	Maximum Number of Option Securities to Be Sold
Loma Negra Holding GmbH	44,200,000	7,530,000
Loma Negra C.I.A.S.A.	6,000,000	0
Total	50,200,000	7,530,000

Sch B - 1

SCHEDULE C-1

Pricing Terms

1. The Company is selling 6,000,000 ADSs.

2. The Selling Shareholder is selling 44,200,000 ADSs.

3. The Selling Shareholder has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 7,530,000 ADSs.

4. The initial public offering price per ADS shall be $[●].

SCHEDULE C-2

Free Writing Prospectuses

[EACH ISSUER GENERAL USE FREE WRITING PROSPECTUS TO BE SPECIFIED]

Sch C - 1

SCHEDULE D

List of Persons and Entities Subject to Lock-up

Ricardo Fonseca de Mendonça Lima

Sergio Damian Faifman

Luiz Augusto Klecz

Paulo Diniz

Carlos Boero Hughes

Diana Mondino

Sergio Daniel Alonso

Marcos Isabelino Gradin

Eduardo Blake

Dardo Ariel Damiano

Gerardo Oscar Diez

Damian Ariel Caniglia

Gustavo Daniel Romera

Matías Cardarelli

Lucrecia Loureiro

Sch D - 1

SCHEDULE E

Written Testing-the-Waters Communications

Written communications to potential investors in reliance on Section 5(d) of the Securities Act of 1933, as amended, were provided during certain presentations on [DATE] as follows:

a.	[Any other materials]

b.	Presentation slides dated September 2017.

Sch E - 1

[Form of lock-up from directors, officers or other stockholders pursuant to SECTION 5(q)]

Exhibit D

[●], 2017

Banco Bradesco BBI S.A.

Avenida Brigadeiro Faria Lima 3064

São Paulo, SP 01451-000

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

Itau BBA USA Securities, Inc.

767 Fifth Avenue, 50th floor,

New York, New York 10153

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

as Representatives of the several Underwriters

Re:	Proposed Public Offering by Loma Negra Compañía Industrial Argentina S.A.

Dear Sirs:

The undersigned, a stockholder and an officer and/or director of Loma Negra Compañía Industrial Argentina S.A., a corporation (sociedad anónima) organized under the laws of the Republic of Argentina (the “Company”), understands that Banco Bradesco BBI S.A. (“Bradesco”), Citigroup Global Markets Inc. (“Citi”), HSBC Securities (USA) Inc. (“HSBC”), Itau BBA USA Securities, Inc. (“Itaú BBA”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Morgan Stanley & Co. LLC (“Morgan Stanley”), as representatives of the several underwriters (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the Selling Shareholder providing for the public offering of shares of the Company’s common stock, either in the form of shares or in the form of American depositary shares (collectively, the “Securities”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Representatives that,

Exhibit D-1

during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Company’s Securities or any securities convertible into or exercisable or exchangeable for Securities, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Securities or other securities, in cash or otherwise.

If the undersigned is an officer or director of the Company, (1) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of the Securities, the Representatives will notify the Company of the impending release or waiver, and (2) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives, provided that (1) Bradesco, Citi, HSBC, Itaú BBA, Merrill Lynch and Morgan Stanley receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be (except in the case of clause (iv)), (2) any such transfer shall not involve a disposition for value (except in the case of clause (iv)), and (3) the undersigned does not voluntarily effect any public filing or report regarding such transfers during the Lock-Up Period (except in the case of clause (v)):

(i)	as a bona fide gift or gifts or for bona fide estate planning purposes; or

(ii)	to any trust or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	as a distribution to limited partners or stockholders of the undersigned; or

(iv)	to the Company in connection with the withholding, receipt, exercise, cashless or net exercise relating to any stock, restricted stock, restricted share units, or any other award pursuant to any employee benefit or director equity plan or agreement; or

(v)	to the undersigned’s affiliates or to any investment fund, trust or other entity controlled or managed by, or under common control or management with, the undersigned.

Exhibit D-2

Furthermore, the undersigned may sell shares of Securities of the Company purchased by the undersigned on the open market following the Public Offering if (i) such sales are not required to be reported during the Lock-Up Period in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report during the Lock-Up Period regarding such sales.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

This letter agreement shall automatically terminate and become void upon the earlier to occur, if applicable, of: (i) the termination of the Underwriting Agreement prior to the consummation of the Public Offering and (ii) December 31, 2017 if the Public Offering has not occurred by such date. This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

Signature:

Print Name:

Exhibit D-3

Exhibit E

FORM OF PRESS RELEASE

TO BE ISSUED PURSUANT TO SECTION 3(J)

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA S.A.

[Date]

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA S.A. (the “Company”) announced today that BofA Merrill Lynch, Bradesco, Citi, HSBC, Itaú BBA and Morgan Stanley, the joint book-running managers in the Company’s recent public sale of [●] ADSs, are [waiving] [releasing] a lock-up restriction with respect to                shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on        ,        20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit E-1